UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 26, 2007

BEVERLY HILLS BANCORP INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-21845	93-1223879
(Commission File Number)	(I.R.S. Employer Identification No.)

23901 Calabasas Road Suite 1050 Calabasas, California	91302
(Address of Principal Executive Offices)	(Zip Code)

(818) 223-8084

(Registrant’s Telephone Number, Including Area Code)

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financing Obligation or an Obligation Under an Off-Balance Sheet Arrangement

On November 26, 2007, Beverly Hills Bancorp Inc. (the “Company”) noticed the redemption on January 7, 2008 of $10,309,500 of its $20,619,000 outstanding Junior Subordinated Debentures due October 7, 2032 (the “Debentures”), which are held by Wilshire Acquisitions Trust I (the “Trust”). The redemption price will be 100% of the $10,309,500 redeemed principal amount of the Debentures.

The Debentures were originally issued on July 11 2002 and, in accordance with their terms, were subject to redemption at the Company’s option on or after July 7, 2007. Pursuant to the terms of its Amended and Restated Declaration of Trust, the Trust is required to use the proceeds it receives from the redemption of the Debentures to redeem on the same day and at the same redemption price a pro rata portion of the outstanding preferred securities of the Trust.

As a result of this transaction, the Company will accelerate the amortization of the $263,000 unamortized issuance costs for the redeemed Debentures. Most of the unamortized costs will be expensed during the fourth quarter of 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

BEVERLY HILLS BANCORP INC.

By:	/s/ Larry B. Faigin
Larry B. Faigin
Chief Executive Officer

Dated: November 30, 2007